SCHEDULE 14C INFORMATION
		   ------------------------

     Information Statement Pursuant to Section 14(c) of the
              Securities Exchange Act of 1934
                     (Amendment No.   )



Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as
	permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement


	_____________The Managers Funds______________
	(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]	$125 per Exchange Act Rules 0-11(c)(1)(ii),
	or 14c-5(g).

[ ]	Fee computed on table below per Exchange Act
	Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which
		transaction applies:

		_________________________________________________

	2)	Aggregate number of securities to which transaction
		applies:

		__________________________________________________

	3)	Per unit price or other underlying value of
		transaction computed pursuant to Exchange Act
		Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

		__________________________________________________

	4)	Proposed maximum aggregate value of transaction:

		_________________________________________________

	5)	Total fee paid:

		_________________________________________________


	[ ]  	Fee paid previously with preliminary materials.

	[ ] 	Check box if any part of the fee offset as provided by
		Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
		Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	______________________________________________________

	2)	Form, Schedule or Registration Statement No.:

	______________________________________________________

	3)	Filing Party:

	_______________________________________________________

	4)	Date Filed:

	_______________________________________________________




[X]  Filing fee no longer applicable.

			MANAGERS
			--------

		   40 Richards Avenue
		Norwalk, Connecticut 06854
		      800-835-3879
		   www.managersfunds.com

	   Managers Capital Appreciation Fund
-----------------------------------------------------------------

		____________________________

		   INFORMATION STATEMENT
		____________________________

This information statement is being provided to the shareholders of Managers Capital Appreciation Fund in lieu of a proxy statement, pursuant to the terms of an exemptive order which The Managers Funds, a Massachusetts business trust (the "Trust"), has received from the Securities and Exchange Commission. This exemptive order permits the Trust's investment manager to hire new sub-advisors and to make changes to existing sub-advisory contracts with the approval of the Trustees, but without obtaining shareholder approval. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed to shareholders of Managers Capital Appreciation Fund on or about August 4,2003.

The Trust and its Fund Management Agreement
-------------------------------------------
Managers Capital Appreciation Fund (the "Fund") is an investment portfolio of the Trust. The Trust has entered into a fund management agreement with respect to the investment portfolio of the Trust with The Managers Funds LLC (the "Manager") dated April 1, 1999, as thereafter amended (the "Management Agreement"). Under the terms of the Management Agreement, the Manager selects, subject to review and approval by the Trustees, one or more sub-advisors (the "Sub-Advisors" and each a "Sub-Advisor") to manage the investment portfolio of the Fund, review and monitor the performance of these Sub-Advisors on an ongoing basis, and recommend changes in the roster of Sub-Advisors to the Trustees as appropriate. The Manager also allocates the Fund's assets among the Sub-Advisors for the Fund, if the Fund has more than one Sub-Advisor. The portion of the Fund's assets managed by a Sub-Advisor may be adjusted from time to time in the sole discretion of the Manager. The Manager also conducts all business operations of the Trust, except those operations contracted to the custodian or the transfer agent. As compensation for its services, the Manager receives a management fee from the Fund, and the

Manager is responsible for payment of all fees payable to the Sub-Advisors of the Fund. The Fund, therefore, pays no fees directly to the Sub-Advisors.

The Manager recommends to the Trustees, Sub-Advisors for the Fund based upon the Manager's continuing quantitative and qualitative evaluation of the Sub-Advisors' skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a Sub-Advisor, and the Manager does not expect to recommend frequent changes of Sub-Advisors.

At any given time, each Sub-Advisor serves pursuant to a separate sub-advisory agreement between the Manager and that Sub-Advisor (each such agreement, a "Sub-Advisory Agreement"). The Sub-Advisors do not provide any services to the Fund under the Sub-Advisory Agreement except portfolio investment management and related record-keeping services. However, in accordance with procedures adopted by the Trustees, a Sub-Advisor, or its affiliated broker-dealer, may execute portfolio transactions for the Fund and receive brokerage commissions or underwriting fees in connection therewith as permitted by Section 17(e) and Rule 10f-3 of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules thereunder.



Bramwell Capital Management, Inc. and the New Sub-Advisory
Agreement
----------------------------------------------------------
Prior to June 9, 2003, a portion of the assets of the Fund were managed by Holt-Smith & Yates Advisors, Inc. ("Holt-Smith"). At a meeting of the Board of Trustees held on June 4, 2003, the Trustees, including a majority of the Trustees who are not "interested persons" of the Trust within the meaning of the 1940 Act (the "Independent Trustees"), discussed the actions taken by the Manager to terminate the Holt-Smith Agreement and approved a new Sub-Advisory Agreement with Bramwell Capital Management, Inc. ("Bramwell") (the "Bramwell Agreement"), which became effective on June 9, 2003.

The Fund will continue to have two Sub-Advisors, each independently managing approximately 50% of the Fund's assets.
The Fund's other Sub-Advisor, Essex Investment Management Company, LLC ("Essex") remains as the other Sub-Advisor for the Fund.

The recommendation to replace Holt-Smith with Bramwell was made by the Manager in the ordinary course of its on-going evaluation of Sub-Advisor performance and investment strategy, and after extensive research of numerous candidate firms and qualitative and quantitative analysis of each candidate's organizational structure, investment process, style and long-term performance record. The recommendation to hire Bramwell as one of the Fund's Sub-Advisors was based on the Manager's belief that Bramwell is a high quality investment advisor with a demonstrated ability to identify undervalued stocks, to analyze company earnings and to manage overall risk of a portfolio and would be appropriately suited to co-manage the Fund with the Fund's other Sub-Advisor.

Under the Management Agreement, the Fund pays the Manager a fee equal to 0.80% per annum of the average daily net assets.
From this fee, the Manager pays each Sub-Advisor a fee of 0.40% per annum of the average daily net assets of the Fund managed under its respective Sub-Advisory Agreement. Pursuant to the Bramwell Agreement, the Manager will pay Bramwell the same fee that was previously paid to Holt-Smith under the Holt-Smith Agreement. For the fiscal year ended December 31, 2002, the Fund paid the Manager $1,122,306 and the Manager paid $296,092 to Holt-Smith and $265,061 to Essex under their respective Sub-Advisory Agreements.

Apart from the identity of the Sub-Advisor, the effective date and the renewal period, there are no differences between the Bramwell Agreement and the Holt-Smith Agreement. A copy of the Bramwell Agreement is attached as Exhibit A.

Information about Bramwell
--------------------------
The following is a description of Bramwell, which is based on information provided by Bramwell. Bramwell is not affiliated with the Manager.

Bramwell is a privately held corporation founded in 1994 and is a registered investment advisor under the Investment Advisers Act of 1940. Elizabeth R. Bramwell owns 100% of the outstanding shares of Bramwell. As of March 31, 2003, Bramwell had approximately $689 million in assets under management. The principal executive offices of Bramwell are located at 745 Fifth Avenue, New York, New York 10151.

The names of the principal executive officers and directors of Bramwell are set forth below. Their principal occupation is their employment with Bramwell.



Name			Position
----			--------
Elizabeth R. Bramwell	Director, President & Chief Investment Officer
Donald G. Allison	Executive Vice President
Joann Fortino		Senior Vice President



Bramwell acts as the investment advisor to discretionary investment accounts each having a similar objective to the Fund.
Bramwell also acts as an investment advisor to two other investment companies each having a similar objective to the Fund as follows:




Name of Fund		Net Assets (12/31/02)	Fee Paid
------------		---------------------	---------------
Bramwell Growth Fund	$197.3 million		1.00% per annum
Bramwell Focus Fund	  $6.7 million		1.00% per annum

Bramwell waived its management fee with respect to Bramwell
Focus Fund during the fund's most recent fiscal year. Bramwell has agreed to limit its compensation under its investment advisory contracts with Bramwell Growth Fund and Bramwell Focus Fund (the
"Bramwell Funds") to the extent necessary to limit the total expenses of each Bramwell Fund to an annual rate of 1.75% of each Bramwell Fund's average net assets through June 30, 2004.


Bramwell Investment Philosophy
------------------------------
Bramwell seeks long-term capital growth through investment in companies that are positioned to realize above-average long-term unit and earnings growth. Bramwell's focus is on companies with above-average products and services and the ability to generate and sustain growth in earnings and/or cash flow over longer periods. The potential return on an investment may not be reflected in a one-year period in the equity market. In addition, Bramwell looks for companies that it perceives to be attractively valued relative to their future growth prospects, as well as to that of the market as a whole.

When selecting investments for the Fund, Bramwell utilizes a "top-down" and "bottom-up" approach. In top-down analysis, focus is on such macroeconomic factors as inflation, interest and tax rates, currency and political climate. In bottom-up analysis, focus is on company-specific variables, such as competitive industry dynamics, market leadership, proprietary products and services, and management expertise, as well as on financial characteristics, such as returns on sales and equity, debt/equity ratios and earnings and cash flow growth.

Portfolio Manager
-----------------
Elizabeth R. Bramwell is the portfolio manager for Bramwell's allocation of the assets of the Fund. Ms. Bramwell has been President of, and a portfolio manager for, Bramwell since the Sub-Advisor's inception in 1994. Prior to that time, Ms. Bramwell was the portfolio manager for The Gabelli Growth Fund from 1987 to 1994. She has also held various investment related positions from 1967 to 1987 with firms such as Bankers Trust Company and Morgan Guaranty Trust Company.

Board of Trustees Recommendation
--------------------------------
On June 4, 2003, the Trustees, including the Independent Trustees of the Fund, voted to approve the Bramwell Agreement. The Independent Trustees were separately represented by independent counsel in connection with their consideration of the approval of the Bramwell Agreement. In considering the Bramwell Agreement for the Fund, the Trustees reviewed a variety of materials relating to the Fund, the Manager and Bramwell, including comparative performance, fee and expense information for the Fund and other similar mutual funds and performance information for relevant benchmark indices.

The Trustees reviewed information provided by the Investment Manager relating to its operations and personnel. Among other things, the Investment Manager provided a balance sheet and income statement, biographical information on its supervisory and professional staff and descriptions of the Sub-Advisor selection process and its organizational and management structure.

The Trustees also reviewed information provided by Bramwell relating to their operations, personnel, investment philosophy, strategies and techniques. Among other things, Bramwell provided biographical information on portfolio management and other professional staff, fee and performance information for other mutual funds managed by Bramwell and descriptions of investment philosophies, strategies and techniques, organizational and management structures and brokerage policies and practices. In the course of their deliberations regarding the Bramwell Agreement, the Trustees evaluated, among other things: (i) the services to be rendered by Bramwell; (ii) the qualification and experience of Bramwell's personnel; (iii) Bramwell's compliance programs including those related to personal investing; (iv) the appropriateness of the particular investment strategy that Bramwell would employ in managing the Fund's assets (its "Investment Strategy") for pursuing the Fund's investment objective, (v) the consistency of Bramwell's adherence to the Investment Strategy in managing accounts of its other advisory clients that had hired Bramwell to employ the Investment Strategy;
(vi) how Bramwell's Investment Strategy would complement the Investment Strategies of the Fund's other Sub-Advisor; (vii) Bramwell's performance in employing its Investment Strategies; and
(viii) that the Bramwell Agreement is identical in all material respects to the Holt-Smith Agreement. The Trustees also took into account the financial condition of Bramwell.

The Trustees reached the following conclusions regarding the Bramwell Agreement, among others: (a) Bramwell is qualified to manage the portion of the Fund's assets in accordance with its investment objective and policies; (b) Bramwell maintains appropriate compliance programs; (c) Bramwell's Investment Strategy is appropriate for pursuing the Fund's investment objective; (d) Bramwell's Investment Strategy complements that of the Fund's other Sub-Advisor, Essex; (e) Bramwell is likely to execute its Investment Strategy consistently over time; and (f) the Sub-Advisory fees are reasonable in relation to those of similar funds and to the services to be provided by Bramwell.

Based on the foregoing, the Trustees, including a majority of the Independent Trustees, concluded that the approval of the Bramwell Agreement is in the best interests of the Fund and its shareholders.

ADDITIONAL INFORMATION
----------------------
The Manager serves as investment manager and administrator of the Trust. Managers Distributors, Inc. ("MDI"), a wholly-owned subsidiary of the Manager, serves as distributor of the Trust.
The Manager and MDI are located at 40 Richards Avenue, Norwalk,
Connecticut 06854

Financial Information
---------------------
The Trust's most recent annual report and semi-annual report are available upon request, without charge, by writing to The
Managers Funds, 40 Richards Avenue, Norwalk, Connecticut 06854, or by calling (800) 835-3879, or by accessing our website at www.managersfunds.com.

Beneficial Owners and Management Ownership
------------------------------------------
The Fund does not know of any person who, as of June 9, 2003, beneficially owned 5% or more of the outstanding shares of the Fund. As of June 9, 2003, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund.

Since the beginning of fiscal year 2002, no Trustee has purchased or sold securities of the Manager, Bramwell or any of their respective parents and subsidiaries exceeding 1% of the outstanding securities of any class of the Manager, Bramwell or any of their respective parents or subsidiaries.

Shareholder Proposals
---------------------
The Trust does not hold regularly scheduled meetings of the shareholders of the Fund. Any shareholder desiring to present a proposal for inclusion at the next meeting of shareholders should submit such proposal to the Trust at a reasonable time before the solicitation is made.


				August 1, 2003

				By Order of the Trustees,
				/s/Donald S. Rumery
				-------------------
				DONALD S. RUMERY
				Treasurer/Secretary

Exhibit A
---------

			SUB-ADVISORY AGREEMENT
			======================

Attention:	Bramwell Capital Management, Inc.
Re:  		Sub-Advisory Agreement

The Managers Capital Appreciation Fund (the "Fund") is a series of a Massachusetts business trust (the "Trust") that is registered as an investment company under the Investment Company Act of 1940, as amended, (the "Act"), and subject to the rules and regulations promulgated thereunder.

The Managers Funds LLC (the "Manager") acts as the manager and administrator of the Trust pursuant to the terms of a Management Agreement with the Trust. The Manager is responsible for the day-to-day management and administration of the Fund and the coordination of investment of the Fund's assets. However, pursuant to the terms of the Management Agreement, specific portfolio purchases and sales for the Fund's investment portfolios or a portion thereof, are to be made by advisory organizations recommended by the Manager and approved by the Trustees of the Trust.

1.  Appointment as a Sub-Advisor.
    =============================
The Manager, being duly authorized, hereby appoints and employs Bramwell Capital Management, Inc. ("Sub-Advisor") as a discretionary asset manager, on the terms and conditions set forth herein, of those assets of the Fund which the Manager determines to allocate to the Sub-Advisor (those assets being referred to as the "Fund Account"). The Manager may, from time to time, with the consent of the Sub-Advisor, make additions to the Fund Account and may, from time to time, make withdrawals of any or all of the assets in the Fund Account.

2.  Portfolio Management Duties.
    ============================
(a)	Subject to the supervision of the Manager and of the
Trustees of the Trust, the Sub-Advisor shall manage the composition of the Fund Account, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information for the Fund as currently in effect and as amended or supplemented in writing from time to time, being herein called the "Prospectus").

(b)	The Sub-Advisor shall maintain such books and records
pursuant to Rule 31a-1 under the Act and Rule 204-2 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), with respect to the Fund Account as shall be specified by the Manager from time to time, and shall maintain such books and records for the periods specified in the rules under the Act or the Advisers Act. In accordance with Rule 31a-3 under the Act, the Sub-Advisor agrees that all records under the Act shall be the property of the Trust.

(c)	The Sub-Advisor shall provide the Trust's Custodian,
and the Manager on each business day with information relating to all transactions concerning the Fund Account.
In addition, the Sub-Advisor shall be responsive to requests from the Manager or the Trust's Custodian for assistance in obtaining price sources for securities held in the Fund

Account, as well as for periodically reviewing the prices of the securities assigned by the Manager or the Trust's
Custodian for reasonableness and advising the Manager should any such prices appear to be incorrect.

(d)	The Sub-Advisor agrees to maintain adequate compliance
procedures to ensure its compliance with the 1940 Act, the Advisers Act and other applicable federal and state regulations, and review information provided by the Manager to assist the Manager in its compliance review program.

(e)	The Sub-Advisor agrees to maintain an appropriate
level of errors and omissions or professional liability insurance coverage.

3.  Allocation of Brokerage.
    ========================
The Sub-Advisor shall have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by the Sub-Advisor, and for the selection of the markets on or in which the transactions will be executed.

(a) In doing so, the Sub-Advisor's primary responsibility shall be to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Sub-Advisor to solicit competitive bids for each transaction, and the Sub-Advisor shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Sub-Advisor determines that the broker, dealer or futures commission merchant is able to obtain the best net price and execution for the particular transaction taking into account all factors the Sub-Advisor deems relevant, including, but not limited to, the breadth of the market in the security or commodity, the price, the financial condition and execution capability of the broker, dealer or futures commission merchant and the reasonableness of any commission for the specific transaction and on a continuing basis. The Sub-Advisor may consider the brokerage and research services (as defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) made available by the broker to the Sub-Advisor viewed in terms of either that particular transaction or of the Sub-Advisor's overall responsibilities with respect to its clients, including the Fund, as to which the Sub-Advisor exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(b) The Manager shall have the right to request that specified transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Manager and the Sub-Advisor, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or the Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund Account, so long as (i) the Manager determines that the broker or dealer is able to obtain the best net price and execution on a particular transaction and
(ii) the Manager determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(c) The Sub-Advisor agrees that it will not execute any portfolio transactions with a broker, dealer or futures commission merchant which is an "affiliated person" (as defined in the Act) of the Trust or of the Manager or of any Sub-Advisor for the Trust except in accordance with procedures adopted by the Trustees. The Manager agrees that it will provide the Sub-Advisor with a list of brokers and dealers which are "affiliated persons" of the Trust, the Manager or the Trust's Sub-Advisors.

4.  Information Provided to the Manager and the Trust and to the
Sub-Advisor
================================================================
(a) The Sub-Advisor agrees that it will make available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund Account to assist the Manager and the Trust in monitoring compliance with the Act, the Advisers Act, and other applicable laws. The Sub-Advisor will furnish the Trust's Board of Trustees with such periodic and special reports with respect to the Fund Account as the Manager or the Board of Trustees may reasonably request.

(b) The Sub-Advisor agrees that it will notify the Manager and the Trust in the event that the Sub-Advisor or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Sub-Advisor from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. Notification of an event within (i) shall be given immediately; notification of an event within (ii) shall be given promptly. The Sub-Advisor has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct in all material respects and contain no material misstatement or omission, and it further agrees to notify the Manager immediately of any fact known to the Sub-Advisor respecting or relating to the Sub-Advisor that causes any statement in the Prospectus to become untrue or misleading in any material respect or that causes the Prospectus to omit to state a material fact.

(c) The Sub-Advisor represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Sub-Advisor's registration under the Advisers Act on Form ADV as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein
not misleading.   The Sub-Advisor agrees to maintain the
completeness and accuracy in all material respects of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Sub-Advisor acknowledges that it is an "investment adviser" to the Fund within the meaning of the Act and the Advisers Act.

5.  Compensation.
    =============
The compensation of the Sub-Advisor for its services under this Agreement shall be calculated and paid by the Manager in accordance with the attached Schedule A. Pursuant to the provisions of the Management Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Sub-Advisor, and the Sub-Advisor agrees to seek payment of its fees solely from the Manager and not from the Trust or the Fund.

6.  Other Investment Activities of the Sub-Advisor.
    ===============================================
The Manager acknowledges that the Sub-Advisor or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities ("Affiliated Accounts"). The Manager agrees that the Sub-Advisor or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Sub-Advisor acts in good faith and provided further, that it is the Sub-Advisor's policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Manager acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise. The Sub-Advisor shall have no obligation to acquire for the Fund
Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.

7.  Standard of Care.
    =================
The Sub-Advisor shall exercise its best
judgment in rendering the services provided by it under this Agreement. The Sub-Advisor shall not be liable for any act or omission, error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Advisor against any liability to the Manager or the Trust or to holders of the Trust's shares representing interests in the Fund to which the Sub-Advisor would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Advisor's reckless disregard of its obligations and duties under this Agreement.

8.  Assignment.
    ===========
This Agreement shall terminate automatically in the event of its assignment (as defined in the Act and in the rules adopted under the Act). The Sub-Advisor shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment under the Act will occur, and to take the steps necessary to enter into a new contract with the Sub-Advisor or such other steps as the Board of Trustees may deem appropriate.

9.  Amendment.
    ==========
This Agreement may be amended at any time, but only by written agreement between the Sub-Advisor and the Manager, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

10.  Effective Date; Term.
     =====================
This Agreement shall become effective
on June 9, 2003 and shall continue in effect until July 1, 2004. Thereafter, the Agreement shall continue in effect only so long as its continuance has been specifically approved at least annually by the Trustees, or the shareholders of the Fund in the manner required by the Act. The aforesaid requirement shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

11.  Termination.
     ============
This Agreement may be terminated by (i) the Manager at anytime without penalty, upon notice to the Sub-Advisor and the Trust, (ii) at any time without penalty by the Trust or by vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) on notice to the Sub-Advisor or (iii) by the Sub-Advisor at any time without penalty, upon thirty (30) days' written notice to the Manager and the Trust.

12.  Severability.
     =============
If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby but shall continue in full force and effect.

13.  Applicable Law.
     ===============
The provisions of this Agreement shall be construed in a manner consistent with the requirements of the Act and the rules and regulations thereunder. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Connecticut.




		THE MANAGERS FUNDS LLC


		BY: _______________________
			Peter M. Lebovitz
			President and CEO

		DATE:	June 9, 2003




Accepted:

BRAMWELL CAPITAL MANAGEMENT, INC.


BY:	___________________________________
	Elizabeth Bramwell
	President and CIO

DATE:	June 9, 2003




		Acknowledged:
		THE MANAGERS FUNDS


		BY:
		   _______________________
			Peter M. Lebovitz
			President

		DATE:	June 9, 2003





SCHEDULES:	A.  Fee Schedule.



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			SCHEDULE A
		     SUB-ADVISOR FEE

For services provided to the Fund Account, The Managers
Funds LLC will pay a base quarterly fee for each calendar quarter at an annual rate of 0.40% of average net assets in the Fund account during the quarter. Average assets shall be determined using the average daily net assets in the Fund account during the quarter. The fee shall be pro-rated for any calendar quarter during which the contract is in effect for only a portion of the quarter.



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